CERTIFICATION OF PERIODIC FINANCIAL REPORT
Exhibit 13.1
CERTIFICATION
     In connection with this annual report of Eksportfinans ASA (the “Company”) on Form 20-F for the period ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Tor F. Johansen, the President and Chief Executive Officer of the Company, certify pursuant to 18 U.S.C., section 1350, that to my knowledge:
(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated August 29, 2006

/s/ TOR F. JOHANSEN

Tor F. Johansen President and Chief Executive Officer
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.
The foregoing certification is being furnished solely pursuant to 18 U.S.C §1350 and is not being filed as part of the Report or as a separate disclosure document.